SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2002 (February 15, 2002)

BANCORPSOUTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	1-12991	64-0659571

(State or Other	(Commission File Number)	(I.R.S. Employer

Jurisdiction of Incorporation)		Identification Number)

One Mississippi Plaza

Tupelo, Mississippi	38804

(Address of Principal	(Zip Code)

Executive Offices)

(662) 680-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed from Last Report)

ITEM 5. OTHER EVENTS

     On February 15, 2002, BancorpSouth, Inc. issued a press release regarding its common stock repurchase program whereby BancorpSouth may acquire up to 4,100,000 shares of its common stock, in addition to approximately 825,000 shares that BancorpSouth has yet to purchase pursuant to the common stock repurchase program authorized on March 5, 2001. BancorpSouth expects to complete this repurchase program within the next 18 months. A copy of the press release is filed as Exhibit 99.1 hereto, which is incorporated herein by reference.

     Statements contained in this Current Report which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, without limitation, those relating to the likelihood of the repurchase by BancorpSouth of up to 4,100,000 shares of its common stock within the next 18 months. Such forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from the anticipated results. These risks and uncertainties include changing market conditions, changes in the market price of BancorpSouth’s common stock, lack of adequate funding for stock repurchases, regulatory constraints and other factors as may be identified from time to time in BancorpSouth’s filings with the Securities and Exchange Commission or in BancorpSouth’s press releases.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release of BancorpSouth, Inc., released on February 15, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ L. Nash Allen, Jr. L. Nash Allen, Jr. Treasurer and Chief Financial Officer

Date: February 18, 2002

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of BancorpSouth, Inc., released on February 15, 2002